UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2025

NXP Semiconductors N.V.
(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus
Eindhoven
Netherlands	5656 AG
(Address of principal executive offices)	(Zip code)

+31	40	2729999
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
                                            Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act      ☐

Item 2.02    Results of Operations and Financial Condition.

On April 28, 2025, NXP Semiconductors N.V. ("NXP") issued a press release regarding NXP’s financial results for its first quarter 2025. A copy of the press release is attached as Exhibit 99.1.

The information contained in this Item 2.02, including the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 23, 2025, Mr. Kurt Sievers, the CEO and President of NXP Semiconductors N.V. (the “Company”), provided notice that he would voluntarily retire as CEO and executive director of the Company on October 28, 2025. Following its CEO succession planning process, NXP’s Board of Directors has unanimously appointed Rafael Sotomayor to succeed Mr. Sievers as President, effective April 28, 2025 and designated Mr. Sotomayor as CEO and temporary executive director of the Company effective as of October 28, 2025, the date of retirement of Mr. Sievers from his CEO and executive director role. Mr. Sotomayor previously served as the Company’s executive vice president and general manager of Secure Connected Edge and a member of the Company’s executive management team since 2020. Upon Mr. Sotomayor’s appointment as CEO, Mr. Sievers will serve as a strategic advisor to the Company through December 31, 2025 to assist in the leadership transition. Mr. Sievers’ departure is a purely personal decision and not related to any disagreement with the Board of Directors, or any issues relating to the strategic or financial performance of the company.

In connection with Mr. Sotomayor’s appointment, Mr. Sotomayor and the Company entered into a Management Agreement (the “Management Agreement”) and NXP USA, Inc., a wholly owned indirect subsidiary of the Company, and Mr. Sotomayor entered into an employment agreement (the “Employment Agreement”). The Management Agreement provides that Mr. Sotomayor has been designated by the Board as President of NXP as of April 28, 2025 and CEO and temporary executive director of the Company in accordance with article 18.7 of the Company’s articles of association as of the retirement of Mr. Sievers on October 28, 2025. Furthermore, the Management Agreement provides that the Board intends to nominate Mr. Sotomayor for appointment by the general meeting of NXP as executive director and member of the Board with effect from the date of the annual general meeting of NXP to be held in 2026. Under the Management Agreement, Mr. Sotomayor will receive an annual gross fixed cash fee for his service as executive director (including his service as temporary executive director) according to such amounts as may be determined by the Human Resources and Compensation Committee (the “HRCC”) of the Board. The Employment Agreement provides that Mr. Sotomayor will receive, effective April 28, 2025, a gross annual base salary of $800,000, provided that amounts received under the Employment Agreement will be reduced by remuneration received by Mr. Sotomayor from any other NXP group companies. Mr. Sotomayor will be eligible for a cash bonus under the Company’s annual incentive plan with the target annual incentive amount of 110% of his base salary. The actual amount payable to Mr. Sotomayor as an annual cash bonus will be dependent upon the achievement of performance targets which are established by the HRCC and may range from 0 to 200% of the stated target bonus. In connection with Mr. Sotomayor’s appointment as President, Mr. Sotomayor will be awarded long term incentive equity awards with a total grant value of $2 million, 30% in the form of restricted share units and 70% in the form of performance restricted share units, subject to substantially the same terms and conditions (including vesting and performance conditions) as established for other executive officers of the Company.

The Employment Agreement provides that in the event that Mr. Sotomayor’s employment is terminated at the initiative of the Company and other than for cause, Mr. Sotomayor will be entitled to a severance amount of two times the gross annual base salary and a pro-rata payment of the annual cash bonus, depending on achievement of the pay-out conditions and the period in which Mr.

Sotomayor has performed actual work for the Company. In the event that Mr. Sotomayor’s employment is terminated without cause within 12 months after a change in control, the change of control arrangements approved by the HRCC from time to time will apply.

In connection with the announced transition, Mr. Sievers has entered into a retirement agreement with the Company and NXP Semiconductors Germany GmbH, a wholly owned indirect subsidiary of the Company (the “Retirement Agreement”) to amend his existing employment agreement, secondment addendum and management agreement to reflect his impending retirement. Under the Retirement Agreement, upon Mr. Sievers’ retirement from the role of CEO and executive director on October 28, 2025, he will serve as strategic advisor to the Company’s Chief Executive Officer until December 31, 2025. Mr. Sievers’ current salary and benefits will continue through December 31, 2025. His outstanding equity awards will continue vesting through December 31, 2025, and he will be fully eligible for the 2025 annual incentive program bonus payment (to be paid in 2026), subject to the achievement of applicable performance metrics. No other payments or compensation are due by the Company to Mr. Sievers.

The foregoing descriptions are qualified by reference to the terms of the Management Agreement, the Employment Agreement and the Retirement Agreement, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Management Agreement dated April 28, 2025 between the Company and Rafael Sotomayor.
10.2	Employment Agreement dated April 28, 2025 between NXP USA, Inc. and Rafael Sotomayor.
10.3	Retirement Agreement dated April 28, 2025 between NXP Semiconductors Germany GmbH, the Company and Kurt Sievers.
99.1	Press release dated April 28, 2025 entitled: "NXP Semiconductors Reports First Quarter 2025 Results; Announces Management Transition".
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 28, 2025

NXP Semiconductors N.V.

/s/ Timothy Shelhamer
Name: Timothy Shelhamer, SVP and Chief Corporate Counsel